                                                  EXHIBIT 10.4


CERTAIN INFORMATION HAS BEEN OMITTED FROM EXHIBIT 10.4. THIS EXHIBIT 10.4 AS INDICATED BY '***,' PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


                           EXCLUSIVE SUPPLY AGREEMENT
                           --------------------------

     This agreement ("Agreement") is entered into as of October 1, 1998 (the "Effective Date"), between Sears, Roebuck and Co., a New York corporation whose principal offices are at 3333 Beverly Road, Hoffman Estates, Illinois 60179 (Sears"), and Jore Corporation, a Montana corporation whose principal offices are at 45000 Highway 93 South, Ronan, Montana 59864 ("Jore").


                                   RECITALS
                                   --------

     WHEREAS, Jore is engaged in the manufacture and sale of certain tools and parts therefor;

     WHEREAS, Jore represents that it has rights to the trademark SPEED-LOK (the "Mark") for use with Quick Connector power tool bits and bit drivers;

     WHEREAS, Jore (or its principal shareholder) is the owner of all right, title and interest in and to certain patents (including U.S. Patent No. 5470180), patent applications, unfiled invention disclosures, trade secrets and/or know how now in existence or hereinafter developed covering the Quick Connector power tool bits and bit drivers produced by or on behalf of Jore (the "Patent Rights");

     WHEREAS, Sears is engaged in the sale and distribution of a wide range of products through various distribution channels under various trademarks, service marks, trade dress and trade names owned by Sears (the "Sears Marks");

     WHEREAS, Jore wishes to grant to Sears, and Sears wishes to enjoy, certain rights to purchase certain products from Jore, including power tool bits and drivers, and to sell such products throughout the world subject to the terms of the Agreement; and

     WHEREAS, Jore wishes to grant to Sears, and Sears wishes to enjoy, the exclusive right to sell products using the Mark subject to the terms of this Agreement.

                                   AGREEMENT
                                   ---------

      NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.

      1.    GRANT OF RIGHTS
            ---------------

      Subject to the terms and conditions of the Agreement, Jore hereby grants to Sears and Sears affiliates and subsidiaries, and those parties set forth in Exhibit A (the "Purchasing Parties") the following:

            (a)    SPEED-LOK Trademark

                   (1) *** Jore grants to Sears the exclusive right to sell through all channels, including the Internet, products bearing the SPEED-LOK trademark;

                   (2) *** Jore grants to Sears a non-exclusive right to sell through all channels, including the Internet, products bearing the SPEED-LOK TRADEMARK;

                   (3) Notwithstanding the above, the parties to this Agreement understand that ***. Jore agrees to fully indemnify Sears for any liability which may arise out of the use of the SPEED-LOK mark pursuant to this Agreement. In the event Jore incurs liability due to the superior trademark rights of a third party, it shall have the right to terminate
                         Sears' license to use the SPEED-LOK trademark.


            (b)    Jore Products

                   (1) *** Jore grants to Sears the exclusive right to sell, through all channels, including the Internet, SPEED-LOK products utilizing Quick Connectors (the "Authorized Products") listed in Exhibit B hereto.
                         The Authorized Products may be updated from time to time to include improvements to and new products based on such SPEED-LOK Quick Connector products;

                   (2) *** Jore grants to Sears a non-exclusive right to sell through all channels, including the Internet, the Authorized Products; and

                            (3) A license, as described in 1 (b) 1 and 1 (b) 2 above, with respect to new SPEED-LOK products not listed in the current Exhibit B for the term of *** years measured from the date of first shipment, and renewable for *** year upon agreement by both parties.

     2.   SUPPLY OF AUTHORIZED PRODUCTS; ANNUAL QUANTITIES

          (a) Jore agrees to timely provide the Purchasing Parties the amounts of the Authorized Products indicated in purchase orders submitted by the Purchasing Parties to Jore from time to time (such amounts are hereinafter referred to as the "Sears Orders");

          (b) the Purchasing Parties shall collectively purchase a minimum of *** and *** of products from Jore each year (the "Minimum Annual Purchase"). The products comprising the Minimum Annual Purchase shall include, but are not limited to, Authorized Products supplied to the Purchasing Parties pursuant to this Agreement, products counting toward the Minimum Annual Purchase shall also include products ordered by the Purchasing Parties from Jore that are not Authorized Products. It is expressly agreed that if the Minimum Annual Purchase is not met in any year in which this Agreement is in effect, and/or if the Purchasing Parties submit no purchase orders to Jore in any year, such failure to meet the Minimum Annual Purchase or to submit purchase orders shall not be considered a material breach of this Agreement. Jore's sole and exclusive remedy in such event shall be as set forth in
Section 6 hereof.

          (c) Jore must give Sears prompt notice of any anticipated delays in delivery of, or inability to deliver, the Authorized Products. Subject to paragraph 14, if Jore (i) is unable to or fails to timely fill the Sears Orders, (ii) fails to give prompt notice of any anticipated delays or inability to deliver, or (iii) otherwise breaches any term of this Agreement which results in Sears not having Authorized Products to sell and such breach remains uncured after 30 days written notice from Sears, then Sears shall be deemed to have the right and license (including a license of the Patent Rights and the Mark) to engage third party manufacturers to produce the Authorized Products, and apply the Mark thereto, for the Purchasing Parties to sell, and neither Sears not such third party manufacturers shall be liable to Jore for any royalties or payment for the exercise of such rights. The right and license granted in this paragraph 2(c) shall continue until Jore shall demonstrate, to Sears' reasonable satisfaction, that it is again in a position to timely supply Authorized Products to Sears. Further, except as provided in this paragraph 2(c), Sears shall not manufacture or second source copies of Authorized Products.

     3.   PRICE

          The Prices shall be firm and not subject to change for a period of ***, from the Effective Date of this Agreement. Thereafter Jore may adjust the Prices no more frequently than once *** as set forth hereafter, but in no event shall Prices change for purchase orders that have already been submitted to Jore. Prices are subject to adjustment annually solely to reflect changes in the cost of the metals which are the primary raw materials used in the Authorized

Products. The price adjustment, if any, shall be based on the specific raw material content of the authorized Products. The adjustment shall be equal to not more than *** of any increase or decrease in the average cost of said raw materials greater than *** over the prior years' average cost. The "average cost" shall be calculated by using the prices of said raw materials quoted in the Wall Street Journal (or similar reliable source acceptable to Sears) on the first business day of January, April, July and October for the calendar year preceding the calendar year the adjustment is to take effect. Jore must notify Sears no later than November 1 of an upward price adjustment to be effective as of the following January 1. Any increases shall be effective for orders received on or after January 1 of each year. It is agreed that the Prices shall not exceed the lowest price charged by Jore to any other customer for the same or similar products.

     4.   SALE AND PROMOTION OF AUTHORIZED PRODUCTS

     It is expressly agreed that Sears may, in its discretion, in addition to its use of the Mark, advertise, promote and market the Authorized Products under the Sears Marks or any other trademark, trade name or other designation other than the Mark.

     5.   PRODUCT QUALITY

     Jore shall produce the Authorized Products in conformance with its quality control and any additional requirements requested by Sears in its reasonable discretion (hereafter "Quality Standards"). Jore shall conduct such inspection and testing as are necessary to ensure that the Authorized Products conform with the terms of this Agreement and with the Quality Standards. Jore may alter the design or specifications of any model of the Authorized Products or deviate from such design or specifications for the purpose of improving product quality or safety or to conform to the requirements of a governmental body or standard setting agency, and Jore may substitute equivalent materials or components for unavailable materials and components. Notwithstanding the foregoing, unless previously agreed in writing by the parties, (i) no alteration or deviation that decreases the performance qualities of the Authorized Products shall be made unless such alteration or deviation is necessary to improve the safety of the Authorized Products or to bring the Authorized Products into conformance with the requirements of a governmental body or standard setting agency, and (ii) Jore shall notify Sears in advance in writing of any alterations in the design or specifications of any Authorized Products and of any changes in materials or components.

     6.   FAILURE TO MEET MINIMUM ANNUAL PURCHASE: AUDIT RIGHT

     During the term of this Agreement, if the total orders placed for a calendar year by the Purchasing Parties (the "Total Orders") do not meet or exceed the Minimum Annual Purchase (the "Required Amount"), than as Jore's sole and exclusive remedy, it may terminate this agreement after sixty (60) days written notice from Jore to Sears. Notwithstanding the foregoing, Sears shall have the right to pay to Jore, as a credit against future purchases, before the termination of the sixty (60) day written notice term, the amount by which the Total Orders for the year in question fall short of the Required Amount and thereby retain its rights under this agreement. Jore shall have no further remedies against Sears in the event that the Required Amount is not met. Jore shall have no rights under this Section 6 if Jore is unable to or fails to timely supply the amounts stated in the Sears Orders as set forth in Section
2. It is expressly agreed that Jore shall permit Sears to inspect Jore's relevant sales records at anytime during the term of this Agreement upon two
(2) days notice to determine the quantity of Total Orders from the Purchasing Parties.

     7.   QUALITY CONTROL

          (a) Sears acknowledges the importance to Jore of its reputation and goodwill and to the public of maintaining high, uniform standards of quality in the products sold under the Mark. Sears therefore agrees to maintain and follow standards of quality as may be set by Jore in Jore's reasonable discretion from time to time with respect to advertising and marketing using the Mark or manufacture by third parties pursuant to paragraph 2(e). To determine whether Sears is complying with this Agreement and the quality standards set forth herein, Jore shall have the right to request samples of Sears use of the Mark for inspection. Sears agrees to cooperate with Jore for purposes of such inspection.

          (b) Jore acknowledges the importance to Sears of Sears reputation and goodwill and to the public of maintaining high, uniform standards of quality in the products sold under the Sears Marks. Jore therefore agrees to maintain and follow standards of quality as may be set by Sears in Sears reasonable discretion from time to time with respect to packaging of the Authorized Products using the Sears Marks. In addition, Jore agrees to obtain prior written approval from Sears for any proposed packaging and/or labeling incorporating any Sears Marks before using such packaging and/or labeling.

     8.   RIGHT OF FIRST REFUSAL

     Jore agrees that before it enters an agreement, pursuant to a bona fide offer, to sell or transfer (i) the Patent Rights, or (ii) the Mark (items
(i) and (ii) being collectively referred to as the "Authorized Product Rights") to a third party, Jore will offer to Sears, in writing, a sixty (60) day option (the "Initial Option") to purchase such Authorized Product Rights from Jore on substantially the same terms and for the same consideration as Jore is willing to sell or transfer such Authorized Product Rights to such third party subject only to any bona fide security interests. Jore agrees that if Jore further negotiates with such third party after the Initial Option expires and if such negotiations result in Jore offering such third party the opportunity to purchase any Authorized Product Rights on terms more favorable to such third party (the "Revised Terms"), before entering a binding agreement with such third party, Jore shall again offer to Sears, in writing, a sixty (60) day option to purchase such Authorized Product Rights from Jore on substantially the same terms and for the same consideration as contained in the Revised Terms. In the event that Sears does not exercise its option rights under the Section 8, Jore may sell the Authorized Product Rights only on terms no more favorable than the terms previously offered to Sears.

     9.   ENFORCEMENT OF RIGHTS

          (a) Jore retains the exclusive right to take action at its own expense, against third party infringements or apparent infringements, including past infringements of the Patent Rights and/or the Mark.

          (b) Sears shall notify Jore of any third party infringements or apparent infringements of the Patent Rights and/or the Mark, of which Sears has any actual knowledge or notice.

          (c) with respect to any such infringement actions taken against third party infringements or apparent infringements, Jore and Sears shall cooperate fully, with good faith and due diligence in prosecuting and settling such infringement claims.

          (d) In the event of any recovery or settlement, Jore shall be entitled to reimbursement of its expenses, and Sears shall be entitled to expenses, and the balance of any recovery shall belong to Jore.

          (e) At all times during which Sears has exclusive rights under
Section 1(a) hereof, if Jore does not promptly act to stop a third party infringement, Sears may, at its election, terminate pursuant to paragraph 10(b) hereof.

     10.  TERM AND EARLY TERMINATION

          (a) Unless otherwise terminated pursuant to the provisions of this
Section 10, this Agreement shall remain in full force and effect for the period commencing on the Effective Date and ending at the close of business five (5) years thereafter, and shall automatically renew for consecutive one year terms thereafter unless Sears gives written notice of cancellation at least sixty (60) days prior to the end of any such term.

          (b) In the event that either party fails to comply with any of the provisions hereof, the non-defaulting party shall notify the defaulting party in writing of such failure and the defaulting party shall have twenty (20) calendar days in which to take corrective action. In the event that such correction is not timely made to the reasonable satisfaction of the non-defaulting party, the non-defaulting party may, at its option, elect to terminate this Agreement.

          (c) Notwithstanding any other provision hereof to the contrary, either party may terminate this Agreement immediately if any other party becomes insolvent; admits in writing its insolvency or its inability to pay its debts as they become due; is unable to, or does not, pay its debts as they become due; makes or proposes an assignment for the benefit of creditors; convenes or proposes to convene a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; proposes any such moratorium, extension or composition; commences or has filed against it any bankruptcy, reorganization or insolvency proceedings, or any other proceeding under the applicable law for the relief of debtors, provided, in the case of any proceeding filed against such party, that the proceeding is not dismissed within thirty (30) days after the commencement thereof; or any receiver, trustee or custodian is appointed to take possession of, or any levy or execution is placed upon, all or any substantial portion of the assets of such party, and such receiver, trustee, custodian, execution or levy is not released or discharged within ten (10) days after the appointment, execution or levy; and the terminating party shall have such additional remedies for default as may be available at law or in equity regardless of whether it terminates this Agreement.


     11.    INTEGRATION
            -----------

     This Agreement, including the Universal Terms and Conditions previously signed by the parties (attached hereto as Exhibit C), is intended as the complete, final and exclusive statement of the terms of the agreement between Jore and Sears with relation to the subject matter hereof, and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties. In the event of a conflict between the terms of the Agreement and the Universal Terms and Conditions, the terms of this Agreement shall control.


     12.    AMENDMENTS
            ----------

     Except as otherwise expressly provided herein or in the Universal Terms and Conditions, no modification to or amendment of the Agreement may be made except in a writing signed by both parties.


     13.    INDEPENDENT CONTRACTOR RELATIONSHIP
            -----------------------------------

     The relationship created hereunder shall be that of seller-purchaser. Jore and Sears shall be independent contractors hereunder, and this Agreement does not create in any manner or for any purpose whatsoever an employer-employee or a principal-agent relationship between Jore and Sears.


     14.    FORCE MAJEURE
            -------------

     Neither of the Parties shall be liable for delay in the performance of the Agreement arising from any of the following matters: (a) acts of God, or public enemy or war; (b) acts of government, or regulations or restrictions imposed by law or by court action; (c) acts of persons engaged in subversive activities or sabotage; (d) fires, floods, explosions, or other catastrophes;
(e) epidemics or quarantine restrictions; (f) freight embargoes, or interruptions of transportation; or (g) strikes, labor stoppages or other industrial actions; and the time for performance by any party so affected shall be extended by the period of any such delay.

     15.    NO ASSIGNMENT OF RIGHTS
            -----------------------

     On and after the date of this agreement Jore shall not assign or grant a security interest in any Authorized Product Rights relating to the Authorized Products, without the express written consent of Sears. As of the date of this agreement the only assignments or security interests in the Authorized Products Rights are set forth in Exhibit D hereto.


     16.    NOTICES
            -------

     All notices required or permitted to be given hereunder shall be given in writing and shall be sent by certified or registered mail (postage prepaid), express courier or facsimile with mail confirmation. Notice to:

            Seller shall be addressed at:     Jore Corporation
                                              45000 Highway 93 South
                                              Ronan, Montana 59864
                                              Attention: Matthew Jore

            Purchaser shall be addressed at:  Sears, Roebuck and Co.
                                              3333 Beverly Road
                                              Hoffman Estates, Illinois 60179
                                              Attention: Jim Tessier

                    with copy to:             Sears, Roebuck and Co.
                                              3333 Beverly Road
                                              Hoffman Estates, Illinois 60179
                                              Attention: Law Department


     Such notices shall take effect upon receipt by the party being notified; provided, however, that such notice shall be deemed to have been received upon the expiration of (i) ten days from the date of posting, or (ii) 48 hours from the time of facsimile transmission.

     17. CONSTRUCTION OF AGREEMENT
         -------------------------

     It is understood that this agreement shall not be construed as an assignment of the Mark nor of the Patent Rights from Jore to Sears.

     IT WITNESS WHEREOF, the parties have executed and delivered this Agreement, in one or more counterparts, as of the Effective Date, by their respective duly authorized officers.

JORE CORPORATION                        SEARS, ROEBUCK AND CO.



By: /s/ Michael Jore                    By: Robert L. Mettler
   -------------------------------          ---------------------------------

   Name:                                    Name: Robert L. Mettler
        --------------------------               ----------------------------

   Title:                                   Title: President, Merchandising
        --------------------------               ----------------------------
                                                   Full Line Stores

                                  EXHIBIT A

                             PURCHASING PARTIES

Sears Full Line Stores
Sears Hardware Stores
Orchard Supply Hardware
Orchard Hardware & Garden
Sears Dealers Stores
Parts America Stores
Sears Service Centers
Sears Canada
Sears Mexico
Catalog
QVC
Industrial Sales
Direct Response TV
Sears Website
Sears International Marketing, Inc.

                                  EXHIBIT B

                      CURRENT LIST OF AUTHORIZED PRODUCTS


26172   SPEED-LOK Drill Bit/Compact Screwdriver Set
26173   SPEED-LOK Drill Bit w/Driver Combo
26174   SPEED-LOK D/DR Combo w/Power Screwdriver Set
26177   SPEED-LOK Power Bit Set
26199   SPEED-LOK 7/16" Quick Connector
26205   SPEED-LOK 1/4" Quick Connector
26269   SPEED-LOK 4 Pc Drill Bit Set w/Quick Connector 7/16" Shank
26178   SPEED-LOK 30-piece High Torque Set with Quick Connector
26183   SPEED-LOK 6-piece Woodboring Set with Quick Connector
26184   SPEED-LOK 7-piece Masonry Set with Quick Connector

                                  EXHIBIT C

                       UNIVERSAL TERMS AND CONDITIONS

                                  ATTACHMENT

                                     March 5, 1996


All Vendors of Sears, Roebuck and Co.

    Re:  UNIVERSAL TERMS AND CONDITIONS

Dear Sears Trading Partner:

     It is Sears policy to obtain written agreements with all of its vendors that set out the terms and conditions governing their relationships with Sears. This policy ensures that vendors understand Sears expectations and requirements. In addition, it helps Sears fulfill its commitment to purchase quality merchandise that is safe and complies with Sears specifications and with the laws of the United States and other countries where merchandise is produced and delivered.

     Attached is a copy of Sears Universal Terms and Conditions which sets forth the basic terms and conditions to which every Sears vendor must agree. The Universal Terms and Conditions replaces the "boiler plate" printed on Sears form contracts. The following are some of the features of the Universal Terms and Conditions:

     - There are no references to price or quantity of merchandise, rather these are "generic" terms and conditions that apply with every vendor relationship and supplement other agreements and documents. It is anticipated that vendors and Sears buyers will also negotiate separate purchase orders, specification sheets or other documents with specific commitments relating to the respective merchandise and relationship.

     - There is no term or limit. Once executed, these terms remain in effect for all purchases between the parties. However, if the vendor is purged from Sears system due to inactivity, a new Universal Terms and Conditions must be executed before an order may be placed with such vendor.

We are requesting that you sign and return two (2) copies of this document in order do business with Sears. Upon receipt, Sears will execute and return one
(1) copy back to you.

     If you have any questions regarding the Universal Terms and Conditions or the process described above, please call your Sears buyer contact.

                                       Sincerely,

                                       /s/ David L. Giomerri
                                       ---------------------
                                       David L. Giomerri
                                       Vice President

                              SEARS CODE OF CONDUCT
--------------------------------------------------------------------------------

Sears, Roebuck and Co. associates are required to follow the Sears Code of Business Conduct. As a Sears vendor/source you are expected to support the proper business conduct. The complete Code can be found in the Vendor Information Guide (call 1-800-HELP510, if you do not have a copy).

The following areas are key to Sears relations with vendors:

1. Sears associates may not accept free travel on a vendor's aircraft. Sears will reimburse the vendor for the cost of travel.

2.  Sears associates must charge Sears for their travel and lodging expenses.

3.  Sears associates may not accept gifts in excess of $25.00.

4. Acceptance of vehicles, appliances, other merchandise or the free use of such items from an individual or organization that conducts business or seeks to do business with Sears is clearly improper.

5. Hospitality which may include meals, sporting events, or conference facilities provided in the context of bona fide business meetings that are customary in the trade are acceptable and permitted.

Sears associates are not permitted to accept anything of value offered to them in an attempt to influence their business judgment.

If you are being influenced to violate these or any other ethical issue, you are to call our Ethics Assist Line 1-800-8ASSIST, Resolutions Manager 708-286-6030, Policy Manager 708-286-3131, or the VP of Policy and Ethics 708-286-2902.


As a vendor for Sears, Roebuck and Co., we agree to the spirit of Sears Code of Conduct and promise to report to Sears any violation or attempt to violate this code.

                                       JORE CORPORATION
                                       ----------------------------------------
                                       Name of Vendor

                                       By MIKE JORE - VICE PRESIDENT
                                         --------------------------------------
                                       Name and Title

                                       45000 HWY 93 S RONAN, MT 59864
                                       ----------------------------------------
                                       Address

                                       6/21/96
                                       ----------------------------------------
                                       Date


--------------------------------------------------------------------------------

                        UNIVERSAL TERMS AND CONDITIONS

The terms and conditions contained herein ("Agreement") shall be effective for all merchandise sold by the undersigned vendor ("Seller") to Sears,
Roebuck and Co. ("Sears") and shipped on or after        , 199  . This
Agreement shall supersede all other agreements, communications and understandings between the parties that are inconsistent with the terms hereof. Nothing contained herein shall be construed as a commitment by Sears to purchase, or by the Seller to supply, any quantity of merchandise.

Seller and Sears hereby agree as follows:

DEFINITIONS - The following terms as in this Agreement herein shall have the meanings described below:

  - The term "Merchandise" shall mean the goods provided to Sears by Seller, including all packaging, tags, labels, hangers and containers used in connection therewith, all parts relating to such goods provided to Sears and all literature (including owner manuals and training materials) pertaining to such goods, if applicable, whether or not any of such items are set forth separately on invoices to Sears.

  - The term "Purchase Order" shall mean any written or electronic order for specified quantities of Merchandise at stated prices; any written agreement for selling assistance or payments to be provided by Seller (including any agreement for advertising, point of sale or promotional services or funding); and any other written agreements, correspondence or other documentation between Seller and Sears relating to the purchase of Merchandise to the extent such documentation is not expressly merged into or superseded by a written agreement between Sears and Seller specifying that the terms of this Agreement do not apply; provided that for purposes of determining all monetary obligations between Sears and Seller, any Purchase Order which may be issued and accepted shall be deemed to be a single installment in the partial performance of one and the same agreement and transaction between Sears and Seller.

  - The term "Specification" shall mean all, and any part, of the detailed description of Merchandise agreed upon by Seller and Sears or contained in the Vendor Guide (as defined below).

VENDOR INFORMATION GUIDE - All of the terms and conditions contained in the applicable Sears Vendor Information Guide supplied to Seller by Sears, as it may be amended from time to time (the "Vendor Guide"), are incorporated by reference in this Agreement and shall be deemed a part hereof.

CODE OF CONDUCT - Seller acknowledges that Seller is aware of Sears Code of Business Conduct (as set forth in the Vendor Guide)(the "Code of Conduct") and that Sears associates are required to follow the Code of Conduct, Seller shall support the Code of Conduct and shall not take any action which may cause a Sears associate to violate the Code of Conduct. Seller shall report to Sears any violation of or attempt to violate the Code of Conduct.

PRICES AND QUANTITIES - Seller shall ship only the quantities of Merchandise ordered by Sears in the applicable Purchase Order. Seller shall not make any substitutions without Sears prior written approval. Seller shall bill Sears for the Merchandise at the price specified in the applicable Purchase Order. The price shall include all costs of packing Merchandise and all costs of shipping Merchandise to the "F.O.B. point" or other delivery point specified in the applicable Purchase Order, including (i) local freight to the "F.O.B. point" or other delivery point, (ii) all duties and taxes (including excise and withholding taxes) payable in any country where production or delivery takes place, (iii) any commissions to selling agents, and (iv) other incidental charges, whether or not such charges are itemized separately on invoices to Sears.

ESTIMATES OR FORECASTS - Any estimates or forecasts of Sears future needs for Merchandise which may be provided to Seller by Sears are for long range planning purposes only and shall not in any way represent a commitment of Sears. Sears shall have no responsibility for any actions taken by Seller based on such estimates or forecasts.

SPECIFICATIONS - All Specifications shall be in writing. By agreeing to and/or using any Specification or any design, product modification or other manufacturing or production suggestion, whether originating with Sears or elsewhere. Seller adopts as its own, accepts full responsibility for, and relieves Sears of all responsibility for such Specification, design, modification or suggestion.

PACKAGING, LABELING, SHIPPING AND BILLING - Seller shall be responsible for providing adequate packaging, tagging, labeling, packing, shipping and billing. Seller shall comply with all packaging, tagging, labeling, packing, shipping and billing requirements reasonably requested by Sears and/or established by applicable laws, regulations, carrier tariffs and classifications. For Merchandise to be shipped to Sears from a point of origin within the United States, Seller shall deliver Merchandise to the designated carrier on or before the "ship date(s)" specified in the applicable Purchase Order. For Merchandise to be shipped to Sears from a point of origin outside the United States, Seller shall deliver Merchandise in accordance with the delivery terms specified in the applicable Purchase Order, and such delivery shall be made on or before the "ready date(s)" specified in the Purchase Order. Seller shall ship all Merchandise in full packs and full shipments in accordance with Sears requirements and Purchase Order.

RISK OF LOSS - All risk of loss or damage to Merchandise shall remain with Seller until delivery of such Merchandise in accordance with the delivery or purchase terms specified by Sears in the applicable Purchase Order.

MANUFACTURING - Upon Sears request, Seller shall provide Sears with specific information as to the location(s) and method(s) of manufacturing Merchandise. Seller shall obtain written approval from Sears prior to effecting any changes in the location(s) or method(s) of manufacturing Merchandise, and Seller shall be fully responsible for all costs and/or delays resulting from such changes. Upon reasonable notice and during regular business hours, Sears, its designated representatives and/or any independent inspectors approved by Sears may inspect any production facilities at which any Merchandise or any components or piece goods for Merchandise are being produced (including any facilities of Seller, its subcontractors and suppliers) and any and all Merchandise at any stage of production or delivery (including at the delivery point specified in the applicable Purchase Order). Sears may require Seller to have Merchandise inspected prior to its shipment to the United States, such inspection to be ?? at Seller's sole expense, by an independent inspector approved by Sears. Any inspection, any documentation thereof, and/or any ?? actions taken by Seller with respect to any Merchandise shall not be deemed an acceptance of any Merchandise, or a waiver of any nonconformities or defects in any Merchandise and shall not excuse any failure by Seller to deliver Merchandise in accordance with the terms of this Agreement and the applicable Purchase Orders.

PARTS - Seller shall sell to Sears and any all parts shown on Merchandise parts lists for a period of at least ten (10) years after the date such Merchandise is last produced by Seller, provided, however, that if Seller discontinues manufacturing or supplying any part shown on any Merchandise parts list, Seller shall give Sears at least ninety (90) days prior written notice of such discontinuance and Seller shall promptly fulfill any and all orders placed by Sears within such 90-day period. The price of parts shall be specified on the applicable Purchase Orders, but in no event shall Seller charge Sears a price greater than the lowest price charged by Seller to any other customer for the same or similar parts sold on substantially similar terms.

SERVICE - Seller shall provide Sears with all available information relating to Merchandise, including product specifications, parts lists and all training materials, service manuals and instructions developed by Seller. Seller authorizes Sears to reproduce such training materials, service manuals and instructions without payment of any royalties or other fees to Seller. Seller authorizes Sears to provide repair and maintenance services for all Merchandise sold to customers, and Sears may advertise that it is authorized to provide such services. Sears shall provide such repair and maintenance services in conformance with reasonable standards and guidelines. Sears may use independent subcontractors or licensees to provide such repair and/or maintenance services.

WARRANTIES - Seller represents and warrants that all Merchandise shall (i) conform to the Specifications for such Merchandise, (ii) be merchantable,
(iii) be free from defects in workmanship, materials and packaging, (iv) be free from defects in construction and design, (v) be fit and sufficient for the purpose for which it is intended and/or which is stated on any packaging, labeling or advertising, and (vi) be equivalent in materials, quality, fit, finish, workmanship, performance and design to any samples submitted to and approved by Sears. Seller represents and warrants that all patents, trademarks, trade names, trade dress, copyrights, trade secrets and other proprietary rights (other than proprietary rights owned by Sears) used by Seller in connection with Merchandise and/or the development or manufacture of Merchandise are owned by Seller or that Seller has been properly authorized by the owner of such proprietary rights to use such rights in connection with such Merchandise. The provisions of this Section shall survive the termination of this Agreement and any other agreements between the parties relating to Merchandise.

LEGAL REQUIREMENTS - Seller represents and warrants that all Merchandise has been or shall be produced, packaged, tagged, labeled, packed, shipped and invoiced in compliance with the applicable requirements of federal, state and local laws, regulations, ordinances and administrative orders and rules of the United States and all other countries in which Merchandise is produced or delivered. In addition, Seller represents and warrants that Seller and all subcontractors and agents involved in the production or delivery of Merchandise strictly adhere, and shall continue throughout the term of this Agreement to strictly adhere, to all applicable laws, regulations and prohibitions of the United States and all countries in which Merchandise is produced or delivered with respect to the operation of their production facilities and their other business and labor practices, including laws, regulations and prohibitions governing the working conditions, wages, hours and minimum age of the work force. Seller further represents and warrants that Merchandise has not been and shall not be produced or manufactured, in whole or in part, by convict or forced labor. Seller shall provide Sears with any guaranty of compliance in such form as Sears may designate, with respect to Merchandise, as required or permitted under any law, rule or regulation of the United States and any other countries where Merchandise is produced or delivered.

ANTIDUMPING - Seller warrants that all sales of Merchandise to Sears are or shall be made at no less than fair value under the United States Antidumping Law. As long as Merchandise is not subject to a United States antidumping investigation on the date of this Agreement (as first set forth above), Seller warrants that it shall indemnify Sears for all antidumping duties deposited on such Merchandise which is (i) sold prior to the date of publication of the International Trade Administration's preliminary determination of sales at less than fair value, and (ii) exported before the date of publication of the International Trade Administration's final determination of sales at less than fair value. Seller also warrants that it shall indemnify Sears for any expenses (including reasonable attorneys' fees) and administrative costs incurred by Sears in its participation in any United States antidumping proceeding involving such Merchandise.

ELECTRONIC PROCESSING - Unless otherwise agreed to by Sears, the parties shall process Purchase Orders and other related documents (including invoices and ship notices) and installment payments and advances in respect of all monetary obligations between Sears and Seller electronically, through electronic data interchange ("EDI"), either directly or through a third party provider satisfactory to both parties. Each party shall be responsible for its own costs, including the costs of any provider with which it contracts. All EDI transactions shall be in accordance with standards approved by the Accredited Standards Committee X 12 (ASCX12), and in accordance with the instructions and procedures in the applicable Vendor Guide. Each EDI invoice (or ship notice, in the absence of an invoice) shall contain an appropriate, agreed upon code, symbol or statement affirming Seller's compliance with all applicable requirements of the Fair Labor Standards Act, as amended, and of the regulations and orders of the United States Department of Labor issued pursuant thereto. All electronic fund transfers and wire transactions shall be in accordance with National Automated Clearing House Association (NACHA) rules, and in accordance with the instructions and procedures established by Sears from time to time. Neither party shall be liable to the other for any special, incidental, exemplary or consequential damages arising from or as a result of any delay, omission or error in the electronic transmission or receipt of any documents, even if the other party has been advised of the possibility of such damages.

SEARS IDENTIFICATION - If Sears directs Seller to mark or label any Merchandise with a trade name, trademark, logo or service mark owned by or licensed to Sears ("Sears Identification"), such marking or labeling shall be limited to the indicated quantities of such Merchandise and shall be done in accordance with Sears specific instructions. Seller shall not sell or otherwise dispose of any Merchandise bearing any Sears Identification (including any rejected Merchandise) to anyone other than Sears without first obtaining Sears express written consent and then removing all Sears Identification prior to such sale or disposal. Sears may elect, but shall have no obligation, to purchase from Seller any surplus labels, packaging or other materials bearing Sears Identification. Seller shall have no interest or rights in any Sears Identification except as expressly granted in this Agreement. The provisions of this Section shall survive the termination of this Agreement and of any other agreements between the parties relating to Merchandise.

DEFENSE - Seller shall defend all allegations asserted in any claim, action, lawsuit or proceeding (even though such allegations may be false, fraudulent or groundless) against Sears and/or its officers, directors, employees, licensees, agents, distributors and independent contractors which contain any allegations of liability arising out of any actual or alleged (i) infringement of any patent, trademark, trade name, trade dress, copyright, trade secret or other proprietary right in connection with Merchandise, or any unfair competition involving Merchandise, (ii) death of or injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, resulting or claimed to have resulted in whole or in part from any actual or alleged defect in Merchandise, whether latent or patent, including actual or alleged improper construction and/or design of Merchandise.

or actual or alleged failure of Merchandise to comply with any specifications or samples or with any express or implied warranties of Seller, or any claim of strict liability in tort relating to any Merchandise, (iii) violation by Merchandise in its manufacture, possession, use or sale, of any federal, state or local laws, regulations, ordinances or administrative orders or rules of the United States or any other country in which Merchandise is produced or delivered, (iv) defect involving the packaging, tagging, labeling, packing, shipping and/or invoicing of Merchandise, (v) failure to warn or inadequate warnings and/or instructions with respect to any Merchandise, and/or (vi) display, assembly or installation of Merchandise. Seller shall use counsel satisfactory to Sears in the defense of such allegations. The obligations of Seller under this Section (collectively, "Defense Obligations") shall survive the termination of this Agreement and of any other agreements between the parties relating to Merchandise.

INDEMNITY -- Seller shall hold harmless and indemnify Sears and Sears officers, directors, employees, licensees, agents, distributors and independent contractors from and against any and all claims, demands, actions, lawsuits, proceedings, liabilities, losses, costs and expenses (including reasonable attorneys' fees and disbursements incurred by Sears in any claim, demand, action, lawsuit or proceeding between Seller and Sears and/or between Sears and any third party or otherwise) arising out of any actual or alleged (i) infringement of any patent, trademark, trade name, trade dress, copyright, trade secret or other proprietary right in connection with Merchandise, or any unfair competition involving Merchandise, (ii) death of or injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, resulting or claimed to result in whole or in part from any actual or alleged defect in Merchandise, whether latent or patent, including actual or alleged improper construction and/or design of Merchandise, or actual or alleged failure of Merchandise to comply with any specifications or samples or with any express or implied warranties of Seller, or any claim of strict liability in tort relating to any Merchandise,
(iii) violation by Merchandise in its manufacture, possession, use or sale, of any federal, state or local laws, regulations, ordinances or administrative orders or rules of the United States or any other country in which Merchandise is produced or delivered, (iv) defect involving the packaging, tagging, labeling, packing, shipping and/or invoicing of Merchandise, (v) failure to warn or inadequate warnings and/or instructions, and/or (vi) display, assembly or installation of Merchandise. The obligations of Seller under this Section are unconditional and shall not be affected or limited in any way by express or implied warranties made by Sears to its customers; provided, however, that Seller shall not be obligated for warranties made by Sears in excess of Seller's express or implied warranties. The obligations of Seller under this Section (collectively, "Indemnity Obligations") shall survive the termination of this Agreement and of any other agreements between the parties relating to Merchandise.

INSURANCE -- Seller shall obtain and maintain, at its expense, a policy or policies of Commercial General Liability Insurance covering liabilities relating to Merchandise, including products and completed operations coverage, with a broad form Vender's Endorsement naming Sears, in such amounts and with such companies and containing such other provisions satisfactory to Sears. All such policies shall provide that the coverage thereunder shall not be terminated without at least thirty (30) days prior written notice to Sears. Certificates of insurance evidencing such coverage shall be submitted in advance of or concurrent with the execution of this Agreement by Seller and upon each policy renewal. Approval of any of Seller's insurance policies by Sears shall not relieve Seller of any obligations contained herein, including Seller's defense and indemnity obligations set forth above, even for claims in excess of Seller's policy limits. If at any time Seller does not provide Sears with the certificates of insurance required hereunder or if, in Sears opinion, such policies do not provide adequate protection for Sears, Sears will so advise Seller, and if Seller does not furnish evidence of acceptable coverage within fifteen (15) days thereafter, Sears shall have the right to (i) immediately terminate this Agreement and/or any other agreements between the parties relating to Merchandise or any part of Sears obligations under such agreements, or cancel all or any outstanding orders for Merchandise, upon written notice to Seller, and/or (ii) withhold making any installment payment or advance in respect of any Sears monetary obligations which may be outstanding under this Agreement until evidence of acceptable coverage is provided.

SEAR REMEDIES -- Any Merchandise which (i) is not produced, sold, shipped and/or delivered in compliance with the terms of this Agreement and the applicable Purchase Order(s), (ii) is delivered in excess of the quantities specified, in broken packs or partial shipments, or in packages or assortments other than as specified, (iii) allegedly violates any federal, state or local laws, regulations issued pursuant to such laws, or any governmental administrative orders, rules or regulations, of the United States or any other country in which Merchandise is produced or delivered, or
(iv) allegedly infringes any patent, trademark, trade name, trade dress, copyright, trade secret or other proprietary right, or allegedly involves any unfair competition, may be rejected by Sears and abandoned, returned or held at Seller's expense and risk. Sears right to reject and return or hold Merchandise at Seller's expense and risk shall, without limiting such right, extend to Merchandise sold to Sears hereunder which is returned by Sears customers for any reason entitling Sears to reject such Merchandise. Sears may, at its option, require Seller to replace any nonconforming Merchandise or grant Sears a full refund or credit (collectively, "Refund Credit"). Sears may also charge to Seller all direct and indirect costs incurred by Sears as a result of any nonconforming Merchandise or delivery, or an administative fee in an amount reasonably related to such costs whether or not the Merchandise is rejected by Sears (collectively, "Return Costs"). All Refund Credits, Return Costs, Defense Obligations, Indemnity Obligations and other monetary obligations owing by Seller to Sears under this Agreement (collectively, "Seller's Monetary Obligations"), may at Sears option, be deducted and recouped from any monetary obligations which may be owing by Sears at any time pursuant to this Agreement.

CANCELLATION -- Sears shall have the right immediately to terminate this Agreement and/or any other agreements between the parties relating to Merchandise or any part of Sears obligations under such agreements, or cancel all or any outstanding orders for Merchandise if (i) Sears reasonably believes that Seller does not have Merchandise which conforms to the terms hereof, and is ready for shipment in the specified quantities and at the delivery dates specified, (ii) it is alleged that Merchandise infringes any patent, trademark, trade name, trade dress, copyright, trade secret or other proprietary rights, (iii) it is alleged that Merchandise was manufactured or to be sold to Sears in violation of any federal, state or local laws, regulations, ordinances or administrative orders or rules of the United States or any country in which the Merchandise is produced or delivered, (iv) Seller shall refuse to furnish appropriate guaranties to protect Sears as permitted by any law, rule or regulation, (v) Seller shall fail to maintain the insurance required hereunder or fail to produce the evidence thereof,
(vi) a petition is filed either by or against Seller in any bankruptcy or insolvency proceeding (to the extent permitted by law), or if any property of Seller passes into the hands of any receiver, assignee or creditor, and/or
(vii) Seller commits a material breach of this Agreement or any other agreement between the parties relating to Merchandise. For any imported Merchandise which is subject to a customs embargo or quota restriction, Sears may cancel any Purchase Order or delay any installment payment or advance in respect of Sears monetary obligations to Seller, if any, under this Agreement until the embargo is lifted or necessary quota becomes available.

RECOUPMENT AND SET-OFF -- Sears and Seller acknowledge and agree that Sears monetary obligations to Seller under this Agreement shall at all times be net of Seller's Monetary Obligations, and any installment payment or advance made by Sears to Seller in respect of any Purchase Order

  --------------------------- ILLEGIBLE PARAGRAPH ---------------------------

CONFIDENTIALITY -- Any customer lists and/or other information concerning any of Sears customers (collectively, "Customer Information") are the sole and exclusive property of Sears. Seller shall not use, reproduce or disclose, directly or indirectly, to any third party at any time any customer information. Upon demand by Sears, Seller shall deliver to Sears immediately all copies of Sears customer information in Seller's possession. In addition, Seller shall hold in strict confidence and shall not use in any manner, except in connection with the performance under this Agreement and other agreements between the parties relating to Merchandise, all information with respect to Specifications, sales, pricing, inventory, operations, plans and programs. The provisions of this Section shall survive the termination of this Agreement and of any other agreements between the parties relating to Merchandise.

ASSIGNMENT -- Seller shall not assign (by contract, operation of law or otherwise) its rights or obligations under this Agreement or under any other agreement between the parties relating to Merchandise, or grant a security interest in or pledge as collateral any interest herein or therein, except with Sears prior written consent; provided, however, Seller may assign its right to receive the installment payments or advances from Sears in respect of any monetary obligations of Sears to Seller under this Agreement, subject to the terms and conditions contained herein. Any factor or permitted assignee, secured creditor or pledgee of Seller shall acquire such interest subject to all of Sears recoupments, set-offs, claims and defenses and all of the terms and conditions contained herein, and Seller shall notify any such factor, assignee, secured creditor or pledgee of such fact. Sears shall have no obligation to make payments to anyone other than Seller unless and until Seller (i) notifies Sears in writing of the assignment of such installment payments or advances along with the name and address of the person to whom such installment payments or advances should be sent, (ii) obtains a separate Sears accounts payable number for such installment payments or advances, and
(iii) uses such accounts payable number on every invoice which Sears is to pay directly to the third party. Seller retains responsibility for all allegedly misdirected installment payments or advances which result from Seller's failure to comply with the terms and conditions hereof. This Agreement and all Purchase Orders issued and accepted between Sears and Seller shall be deemed a series of installments in one and the same transaction and deemed to constitute a single "contract" between Sears and Seller within the meaning of
Section 9-318(1) of the Uniform Commercial Code as in effect in the State of Illinois.

WAIVER -- No right of either party under this Agreement may be waived except as expressly set forth in a writing signed by the party waiving such right. No waiver of any provision shall be implied by a party's failure to enforce any of its rights or remedies herein provided, and no express waiver shall affect any provision other than that to which the waiver is applicable and only for that occurrence.

MODIFICATION AND SEVERABILITY -- If any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, than such provision shall be deemed modified to the extent necessary to make such provision enforceable by such court. The invalidity, illegality or unenforceability of any provision herein shall not affect or impair the enforcement of any other provision.

CUMULATIVE RIGHTS -- All rights and remedies, under this Agreement and any other agreement between the parties relating to Merchandise. [ILLEGIBLE] cumulative, and the exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided for herein or therein or at law or in equity.

AMENDMENT -- This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of the parties hereto.

APPLICABLE LAW AND JURISDICTION -- This Agreement shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to its conflict of law principles. The rights and obligations of the parties hereto shall not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods. This Agreement shall not be effective until it has been received and executed by Sears in Hoffman Estates, Illinois. The federal and/or state courts of Illinois shall have personal and subject matter jurisdiction over, and the parties each hereby submit to the venue of such courts with respect to, any dispute arising pursuant to this Agreement or pursuant to any other agreements between the parties relating to Merchandise, and all objections to such jurisdiction and venue are hereby waived. Seller consents to service of process permitted under Illinois law or by certified mail, return receipt requested.

IN WITNESS WHEREOF, Seller and Sears have each caused this Agreement to be executed by its duly authorized representative as of the date written below and such execution evidences each party's acceptance of and agreement with the terms and conditions set forth herein.


SEARS, ROEBUCK AND CO.                      SELLER

By: /s/ illegible                           JORE CORPORATION
   -------------------------------------    ------------------------------------
             (Signature)

Title: BUYER                                By: /s/ Michael Jore
      ----------------------------------        --------------------------------

                                            Title: Vice President
                                                   -----------------------------

                                    EXHIBIT D

                  EXISTING SECURITY INTERESTS AND ASSIGNMENTS
                     RELATING TO AUTHORIZED PRODUCT RIGHTS





        1.  Coast Business Credit, a division of Southern Pacific Bank















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